Exhibit 10.9

Jiangsu Easy Parking Intelligent Technology Co., LTD

Dealer Licensing Agreement

Party A (authorized person) : Jiangsu Easy Parking Intelligent Technology Co., LTD

Unified Social credit code:

Party B (Agent) :

Id Card Number:

Party A's main business is the development and authorization of national networked parking system and the operation and management of parking lots and parking Spaces. Party B has a detailed understanding of the business operated by Party A. Through negotiation and based on the principle of mutual benefit, the parties hereby reach the following agency agreement:

I. Agent mode

Party b to party a to pay fees as party an agent, to form a team, to provide promotion for party a, recommend parking project and the right or the ownership of parking Spaces, parking and parking and parking Spaces with potential partners to party a's operation management, promotion, publicity and party a nationwide network type parking system and contribute to the company authorization.

Ii. Scope of agency

Authorized by party a to party b in the provinces (municipalities and autonomous regions), city, autonomous prefecture, region) county (autonomous prefecture, region) within the range (i.e., agency area) as party a agent, used in business activities and authorize party b to party a's trademark, trade name, logo (hereinafter referred to as the "easy parking" logo), the national network type parking system software copyright and other intellectual property rights.

Iii. Agency fee and agency period

1. Party A shall collect agency fees from Party B according to () below:

(1) Region I: RMB 4 million yuan (say FOUR million Yuan only);

(2) Category II area: RMB 2 million yuan (two Million Yuan only in words).

In principle, Party B shall pay the agency fee in a lump sum within seven working days after the signing of this Agreement. If Party B has real difficulty in paying the agency fee during the aforementioned period, party A may extend the period from six months to twelve months with the consent of Party A.

2. The term of agency shall be three years, starting from the effective date of this Agreement. If neither party raises any objection in writing upon expiration of this Agreement, it shall be automatically renewed upon expiration.

Iv. Protection scope of business area

The authorized area agreed herein is within the protection scope of Party B's business district. Party A undertakes that, during the term hereof, party A shall not act as an agent for the business hereunder by itself or authorize any other third party within the protection scope of Party B's business district.

V. Rights and obligations of Party A

1. Party A shall have the right to safeguard its lawful rights and interests according to law. If Party B violates relevant laws and regulations of the People's Republic of China or the provisions of this Agreement and infringes party A's rights and interests, Party A shall have the right to terminate the Contract and reserve the right to hold Party B liable for civil compensation.

2. Party A shall have the right to supervise the agency behavior of Party B and require Party B to make rectification until it complies with the provisions of this Agreement and relevant policies. If Party B fails to make rectification within the period required by Party A, Party A shall have the right to terminate the Contract and Party B shall bear the losses caused thereby to Party A.

3. After Party B pays the agency fee, Party A shall provide Party B with market investigation, business training and other relevant support. See the attachment for details. Party A has the right to adjust the contents of this program policy in writing at any time, and Party B undertakes to abide by it unconditionally.

4. Upon request of Party A, Party B shall unconditionally provide Party A with the information of its potential or intended partners and other information related to business agency activities.

Vi. Rights and obligations of Party B

1. Performance commission

(1) Performance commission conditions

When Party B meets the commission conditions, Party A shall give the commission reward according to party B's performance. The commission conditions are as follows:

(I) Category I regional agents: Party B shall be given performance commissions if the revenue of the cooperation projects within the agency region hereunder reaches RMB 400,000;

(ii) Second-class regional agents: Party B shall be given a performance commission if the revenue of the cooperation project within the agency region hereunder reaches RMB 200,000.

If Party B fails to meet the conditions specified in the preceding paragraph, Party A shall not grant Performance commissions to Party B.

(2) Proportion of commission

Party B's performance shall contribute 20% of the net income of party A's five-year cooperation project facilitated by Party B. If the project term is less than five years, the performance commission shall be calculated until the expiration of the project term. The aforementioned cooperation projects include but are not limited to parking lot operation management and national networked parking system authorization. If Party B also acts as party A's agent in other regions, the cooperation projects shall not be counted twice. Such royalty shall not cease to be paid upon termination of this Agreement, except where termination of this Agreement is caused by Party B.

Party A may give Party B additional commissions based on the actual situation. Specific rewards shall be subject to party A's corresponding policies.

(3) Term of royalty payment

The above commission shall be paid by Party A after the settlement of relevant cooperation projects is completed. The settlement method is usually once a year. In principle, party A shall pay the current year's commission before April 30 of the next year (i.e. the settlement date).

2. Travel expenses, materials fees and other reasonable expenses incurred by Party B in its business agency activities shall be borne and paid by Party A in advance. The advance expense shall not exceed the following criteria:

(1) Category 1 regional agents: RMB 1.4 million;

(2) Second-class regional agents: RMB 700,000.

Upon the rescission or termination of this Agreement, Party B shall settle the account in a timely manner and refund the remaining advance fees to Party A within 5 working days upon completion of the settlement.

Party B shall prepare the name list, basic information and agency agreement of its subordinate business personnel and submit them to Party A for record in time.

3. In addition to the expenses to be borne by Party A as agreed herein, Other expenses incurred by Party B within the scope of rights and responsibilities agreed herein shall be borne by Party B.

4. Party B shall have the right to invest in the projects promoted by it. The investment method and the distribution of project income shall be separately agreed by the parties.

5. Party B shall carry out business agency work strictly in accordance with this Agreement and Party A's policies, strive to explore cooperation opportunities and expand Party A's market share.

6. Party B shall timely notify Party A before changing its address, contact information and other major information.

7. Party B shall not stop the business agency activities hereunder without justified reasons.

8. Party B shall not carry out business agency activities under this Agreement within the business area protected by other regional agents.

9. Party B shall cooperate and assist Party A in carrying out publicity of Party A's brand within the agency territory.

10. Upon request of Party A, Party B shall unconditionally provide Party A with the information of its potential or intended partners and other information related to business agency activities.

11. Party B shall maintain the image of Party A and is obliged to damage the reputation and interests of Party A and other regional agents. If any partner complains, Party B shall immediately notify Party A and assist party A to solve the dispute as required.

Intellectual property rights

1. Party B agrees that all intellectual property rights related to the agency activities hereunder shall belong to Party A. Without party A's permission, Party B shall not copy, counterfeit, manufacture, sell or use publicity materials, authorized materials and other related materials provided by Party A, or otherwise infringe Party A's intellectual property rights. Party B shall not assist the third party to do the above.

2. If Party B finds that a third party infringes party A's intellectual property rights, it shall immediately notify Party A and cooperate with Party A to protect its rights.

Viii. Liability for compensation in business agency activities

1. Party B shall carry out publicity, recommendation and cooperation promotion in strict accordance with the materials and information handed over by Party A, and shall not exaggerate, mislead or make false statements. Party B shall bear the corresponding compensation liabilities for losses caused to Party A.

2. due to the fault of party B the business agency of party and disputes between partners (potential/both), party a shall have the right of recourse against the party b after bear corresponding responsibility, recover the partners including but not limited to party b pay the scope of damages, liquidated damages and therefore pay attorney's fees and costs, save fee and other expenses.

3. Without permission of Party A, Party B shall not make oral or written commitments in any form to (potential/existing) partners or other third parties in the name of Party A, and shall be liable for compensation for losses caused thereby to Party A.

Ix. Confidentiality

1. Party B agrees to keep strictly confidential all confidential information of Party A, Party A's partners and other relevant personnel during the confidentiality period. Party B undertakes not to use, disclose or allow any third party to use such confidential information for any purpose other than this Agreement.

2, this agreement "confidential information" means of party b and its personnel reach party a during the term of this agreement, party a partner, and other related personnel of any form of confidential information, including but not limited to: party a, party a partner, and other related personnel to make or have any form of reports, interviews, data, letters, e-mails, reports and other documents of the original or copy.

3. If this Agreement is terminated, Party B shall return all business documents, catalogues, advertising materials and other materials within ten days from the date of termination, and provide Party A with a detailed list of partners related to Party A and corresponding reports. After the termination of this Agreement, Party B shall not carry out commercial activities in the name of Party A in any way.

4. The confidentiality clauses mentioned above shall continue to be effective from the effective date of this Agreement and shall not be cancelled due to termination of this Agreement. If Party B violates the aforesaid confidentiality agreement, it shall unconditionally pay party A a penalty equal to 10% of the total agency fee.If it still fails to compensate party A's losses, Party A may still claim for compensation from Party B.

X. Liability for breach of contract

1. Both parties shall properly exercise their rights and perform their obligations to ensure the smooth performance of this Agreement. If either party breaches any provision hereof, it shall be liable for breach of contract. If losses are caused to the other party, the party shall compensate the other party for all economic losses incurred thereby, including but not limited to attorney's fees, legal costs, preservation costs and other expenses.

2, the agreement of party b's breach of this agreement and the legal, administrative regulations, party a's relevant documents and the requirements of the government policy and so on, the resulting any responsibility and consequences, shall be borne by party b itself, in this case, party a has the right to unilaterally terminate this agreement is not the refund of fees, any losses to party a, party a shall have the right to request party b compensation for its losses, including but not limited to attorney's fees, costs, security fee and other expenses.

3, any of the following circumstances, party b is testified, party a has the right to immediately terminate this agreement and cancel party b's agent qualification, the authorization of party b has to pay agency fees and other fees will not be returned, at the same time, party b shall also pay 10% of the authorized agent fee as liquidated damages to party a, such as the liquidated damages are insufficient to compensate for the losses of party a, party b shall compensate accordingly, can also include but not limited to attorney's fees, costs, security fees and other fees:

(1) Maliciously slander the reputation of Party A or other regional agents;

(2) Party A is punished by relevant authorities for violating national laws and regulations, or party A's reputation is negatively affected;

(3) Exaggerates, misleads or makes false statements to potential partners or third parties in the publicity, investment promotion and other agency activities hereunder, which damages Party A's brand and goodwill;

(4) Counterfeiting or abusing the E-Park logo, software copyright or other intellectual property rights to damage party A's brand image or cause other losses to Party A;

(5) Without party A's permission, use the authorized trademark, software copyright or other intellectual property outside the agency activities, or use other trademarks, software copyright or other intellectual property owned by Party A but not authorized to be used by Party B without party A's permission;

(6) Transfer the agency authorization hereunder to a third party without permission of Party A;

(7) Conduct business agency activities under this Agreement within the scope of business circle protection of other regional agents;

(8) Make oral or written commitments in any other form to potential or existing partners without permission of Party A;

(9) To stop the agency activities hereunder without proper reasons;

(10) Disclosing Party A's trade secrets, resulting in Party A's business model being copied by competitors or causing other losses to Party A;

(11) Other acts that damage Party A's goodwill or cause heavy losses to Party A.

Force Majeure

If the performance of this Agreement is delayed or cannot be fully performed due to force majeure, either party shall notify the other party in writing and explain the reasons within ten days after the occurrence of the event, and shall take measures to prevent further loss. If the other party fails to notify the other party in time or take corresponding measures, resulting in the loss of the other party, the breaching party shall be responsible for the loss of the increased part, and both parties may terminate this Agreement through written negotiation.

Notice and Service

This agreement, the first recorded contact address and contact email for the address of service of all notices, documents and data, if there are any changes, shall timely notify the other party, it is to effectively address of service to the above address, contact address or contact email address is not specified, will be subject to relevant documents registered address, once deemed to be can be served as normal delivery.

Dispute resolution

In case of any dispute between the parties hereto or arising from the performance hereof, the parties shall settle the dispute through negotiation. If no agreement can be reached through negotiation, the parties may file a lawsuit with the competent people's court in the place where Party B is located.

14. Supplementary Provisions

1. This Agreement is made in duplicate, with each party holding one copy. Each copy shall have the same legal effect.

2. This Agreement shall come into force after being signed by all parties.

3. The appendix hereto shall be an integral part of this Agreement and shall have the same effect as this Agreement. In case of any conflict between the appendix and this Agreement, this Agreement shall prevail. Annexes to this Agreement:

(1) Jiangsu Easy Parking Intelligent Technology Co., LTD. Project support policies.

(No text below)

Party A (Seal) :

Legal representative or authorized Representative (signature) :

Party B (Signature) :

Date of signature

Jiangsu Easy Parking Intelligent Technology Co., LTD

Project Support Policy

This project policy is an annex to the Regional Agency Agreement. Jiangsu EPark Intelligent Technology Co., LTD. (hereinafter referred to as "Jiangsu EPark") will provide the following supporting policies to all regional agents who have signed the Regional Agency Agreement with Jiangsu EPark according to this project policy:

The serial number	phase	Item number	itemized	The weight	The total weight
one	Project exploration Stage	1	Brand Licensing	10.00%	25.00%
		2	The market investigation	5.00%
		3	Marketing training	5.00%
		4	China merchants support	5.00%
two	Project docking stage	5	Parking lot industry knowledge training	5.00%	40.00%
		6	Parking lot intelligent system knowledge training and operation guidance	5.00%
		7	Parking equipment knowledge training	5.00%
		8	Parking lot project docking guidance	5.00%
		9	Parking lot project docking investigation	10.00%
		10	Installation and commissioning of parking equipment and system	10.00%
three	Operation and maintenance management phase	11	Operation and maintenance management training	5.00%	15.00%
		12	Operations management	10.00%
four	Post-maintenance phase	13	Parking equipment and system maintenance	20.00%	20.00%
A combined				100%	100%

According to the provisions of the Regional Agency Agreement, Jiangsu E-Park has the right to adjust the contents of this project policy in written form at any time, and all regional agents promise to abide by it unconditionally.

Jiangsu Easy Parking Intelligent Technology Co., LTD

Project support policy: commission support

This project policy is attached to the Regional Agency Agreement. In order to support the development of parking lot business of agents, Jiangsu EPark Intelligent Technology Co., LTD. (hereinafter referred to as "Jiangsu EPark") shall provide the following commission support to all regional agents who have signed the Regional Agency Agreement with Jiangsu EPark in accordance with this policy:

1, the calculation standard of commission: commission = gross profit - apportionment cost.

2. Gross profit = parking lot revenue - parking lot direct cost.

3. Apportionment cost = 2% of parking lot revenue.This includes research and development expenses and administrative expenses, which are *1% of revenue each.

According to the provisions of the Regional Agency Agreement, Jiangsu E-Park has the right to adjust the contents of this project policy in written form at any time, and all regional agents promise to abide by it unconditionally.